7


                                                     NYA 625217.2
 AMENDED AND RESTATED INVESTMENT SUB-ADVISORY AGREEMENT BETWEEN
                   VAN KAMPEN ASSET MANAGEMENT
                               AND
          MORGAN STANLEY INVESTMENT MANAGEMENT LIMITED

     THIS AGREEMENT is made as of this 22 day of May, 2006 by and between VAN KAMPEN ASSET MANAGEMENT ("VKAM") a Delaware statutory trust, and MORGAN STANLEY INVESTMENT MANAGEMENT LIMITED (the "Local Manager"), a company organized under the laws of England.

     WHEREAS,  VKAM  acts  as investment adviser  to  Van  Kampen
Series Fund, Inc. (the "Company") and each of its series identified at Schedule A (the "Funds");

     WHEREAS,  the  Local  Manager  has  available  a  staff   of
experienced investment personnel and facilities for providing investment sub-advisory services to the Funds;

     WHEREAS, the Local Manager is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and is willing to provide VKAM with investment management services on the terms and conditions hereinafter set forth and including the terms and conditions contained in Annex 1 to this Agreement; and

     WHEREAS, VKAM and the Local Manager (jointly referred to as "the Advisers") desire to enter into an agreement for the Local Manager to provide investment management services to the Company and to VKAM with respect to the investment of the assets of each of the Funds.

     NOW THEREFORE it is mutually agreed:

1.   Investment Management Services.

     (a)  Investment Management

          (i) Effective on May 22, 2006, and subject to the overall policies, control, direction and review of the Company's Directors and VKAM, the Local Manager shall act as discretionary investment manager to VKAM and manage the investment and reinvestment of the assets of each of the Funds, continuously review, supervise and administer the investment program of each of the Funds, determine in its discretion the securities to be purchased or sold and the portion of each Fund's assets to be held uninvested, to provide the Company with records concerning the Local Manager's activities which the Company is required to maintain, and to render regular reports to the Company's officers and Board of Directors concerning the Local Manager's discharge of the foregoing responsibilities. VKAM and its affiliates shall for all purposes herein be deemed an Intermediate Customer as defined under the rules and guidance promulgated by the Financial Services Authority (hereinafter referred to as the "FSA Rules"). The Local Manager and its affiliates shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Funds in any way or otherwise be deemed an agent of the Funds.

          (ii) The Local Manager shall have full discretion, power and authority on the Funds' behalf to buy, sell, retain, exchange or otherwise deal in investments and other assets, make deposits, subscribe to issues and offers for sale and accept placings of any investments, enter into foreign currency transactions on a spot or forward basis, effect transactions on any markets, take all day to day decisions and otherwise act as the Local Manager judges appropriate in relation to the investment and reinvestment
     of  the  portfolio  of assets of the Funds.   This  includes
     performing all acts and executing all documents which the Local Manager reasonably considers incidental thereto, including (without limitation) power to execute and deliver all applications, requests, or claims for refund, reduction, repayment or credit of, or exemption or relief from, any withholding tax or similar taxes in any jurisdiction in which such applications, requests or claims may be made. Subject to guidelines adopted by the Funds, the Local Manager shall also make recommendations or take action as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the portfolio of assets of the Funds shall be exercised.

          (iii) In performing these services, the Local Manager shall always adhere to the restrictions of the Company's Articles of Incorporation and By-Laws, as they may be amended and/or restated from time to time and as provided to the Local Manager by VKAM, the provisions of the Investment Company Act and the statements relating to each Fund's respective investment objective(s), investment policies and investment restrictions as the same are set forth in the currently effective prospectus and statement of additional information relating to the shares of each Fund under the Securities Act of 1933, as amended (the "Prospectus" and "Statement of Additional Information", respectively), as well as to the supervision of VKAM and the Board of Directors of the Company.

          (iv) Unless otherwise instructed by VKAM or the Directors, and subject to the provisions of this Agreement and to any guidelines or limitations specified from time to time by VKAM or by the Directors, the Local Manager shall have executed and performed on behalf of and at the expense of the respective Funds:

               (1) Purchases, sales, exchanges, conversions, and placement or orders for execution; and

(2)  Reporting of all transactions to VKAM and to other entities as directed by VKAM or by the Directors.
          (v) The Local Manager shall provide the Directors at least quarterly, in advance of the regular meetings of the Directors, a report of its activities hereunder on behalf of the Company and the Funds and the Local Manager's proposed strategy for the next quarter, all in such form and detail as requested by the
     Directors.   The Local Manager shall also make an investment
     officer available to attend such meetings of the Directors as the Directors may reasonably request.

          (vi) The Local Manager may, where reasonable, employ agents (including affiliates) to perform any administrative, dealing or ancillary services required to enable the Local Manager to perform its services under this Sub-Advisory Agreement.

     (b)  Restriction of the Local Manager's Powers

          (i) In carrying out its duties hereunder, the Local Manager shall comply with all reasonable instructions of the Company or VKAM in connection therewith. Such instructions may be given by letter, telex, telefax or telephone confirmed by telex, by the Directors or by any other person authorized by a resolution of the Directors provided a certified copy of such resolution has been supplied to the Local Manager.

(ii) All securities, cash and other assets of the Funds shall be placed and maintained in the care of a member bank of the Federal Reserve System of the United States approved by the Directors as custodian and one or more "Eligible Foreign Custodians" (as defined in Rule 17f-5 under the Investment Company Act of 1940, as amended (the "1940 Act")).
(iii) Persons authorized by resolution of the Directors shall have the right to inspect and copy contracts, notes, vouchers, and copies of entries in books or electronic recording media relating to the Company's transactions at the registered office of the Local Manager at any time during normal business hours. Such records, in relation to each transaction effected by the Local Manager on behalf of the Company shall be maintained by the Local Manager for a period of seven years from the date of such transaction.
     (c)  Purchase and Sale of Securities

     In  performing  the  services  described  above,  the  Local
Manager shall use its best efforts to obtain for the Funds the most favorable price and execution available. Subject to prior authorization of appropriate policies and procedures by the Directors, the Local Manager may, to the extent authorized by law, cause the Funds to pay a broker or dealer who provides brokerage and research services an amount of commission for effecting the Funds' investment transactions in excess of the amount of commission another broker or dealer would have charged for effecting such transactions, in recognition of the brokerage and research services provided by the broker or dealer. To the extent authorized by law, the Local Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

     (d)  Custodian

     The Local Manager shall not act as custodian for the securities or any other assets of the Company. All such assets shall be held by the custodian or sub-custodian appointed by the Directors or by a Fund's "Foreign Custody Manager" (as defined by Rule 17f-5 under the 1940 Act).

2.   Duties of VKAM.

     (a)  Provision of Information

     VKAM shall advise the Local Manager from time to time with respect to each Fund of its investment objective and policies and of any changes or modifications thereto, as well as any specific investment restrictions and limitations by sending to the Local Manager a copy of each registration statement and amendment thereto relating to the Company as filed with the Securities and Exchange Commission. As requested by the Local Manager, VKAM shall furnish such information to the Local Manager as to holdings, purchases, and sales of the securities under its management as will reasonably enable the Local Manager to furnish its investment advice under this Agreement.

     (b)  Compensation to the Local Manager

     For the services rendered, the facilities furnished and expenses assumed by the Local Manager, VKAM shall pay to the Local Manager a fee in an amount to be determined from time to time by VKAM and the Local Manager but in no event in excess of the amount that VKAM actually received for providing services to the Company pursuant to the investment advisory agreement between VKAM and the Fund.

3.   Miscellaneous.

     (a)  Activities of the Local Manager

     The services of the Local Manager as sub-adviser to VKAM under this Agreement are not to be deemed exclusive, the Local Manager and its affiliates being free to render services to others. It is understood that shareholders, directors, officers and employees of the Local Manager may become interested in the Company or VKAM as shareholders, directors, officers, partners or otherwise.

     (b)  Limitation of Liability of the Local Manager

     No warranty is given by the Local Manager as to the performance or profitability of the Funds or any part of them.

     If a percentage restriction contained in the Funds' investment objective(s) or investment restrictions (as the same are set forth in the Funds' currently effective Prospectus and Statement of Additional Information) is adhered to at the time of investment, a later change in percentage resulting from a change in values or assets will not constitute a violation of such restriction.

     The Local Manager will not be responsible to VKAM or the Funds for the solvency, actions or omissions of any counterparty, broker, dealer, market-maker, bank, custodian or sub-custodian, with whom it transacts business on VKAM's behalf, other than affiliates of the Local Manager.

     Nothing in this Agreement will exclude or restrict any liability which the Local Manager has under the Financial Services and Markets Act 2000, FSA Rules or the Regulatory System in relation to VKAM and which may not be excluded or restricted thereunder.

     The Local Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the performance of investment management services rendered with respect to the Funds, except for willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The exception in the previous sentence shall apply to each limitation of the Local Manager's liability contained in this Section 3(b). As used in this Section 3(b), the Local Manager shall include any affiliates of the Local Manager performing services for the Local Manager contemplated hereby and directors, officers and employees of the Local Manager and such affiliates.

     (c)  Services to Other Clients

     VKAM acknowledges that the Local Manager may have investment responsibilities, or render investment advice to, or perform other investment advisory services for, other individuals or entities ("Clients"). Subject to the provisions of this paragraph, VKAM agrees that the Local Manager may give advice or exercise investment responsibility and take such other action with respect to such Clients which may differ from advice given or the timing or nature of action taken with respect to the Company, provided that the Local Manager acts in good faith, and provided, further, that it is the Local Manager's policy to allocate, within its reasonable discretion, investment opportunities to the Funds over a period of time on a fair and equitable basis relative to the Clients, taking into account the investment objectives and policies of the Funds and any specific investment restrictions and limitations applicable thereto. VKAM acknowledges that one or more of the Clients may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Funds may have an interest from time to time, whether in transactions which may involve the Funds or otherwise. The Local Manager shall have no obligation to acquire for any Fund a position in any investment which any Client may acquire, and VKAM shall have no first refusal, coinvestment or other rights in respect of any such investment, either for the Funds or otherwise.

     (d)  Best Efforts

     It is understood and agreed that in furnishing the investment advice and other services as herein provided, the Local Manager shall use its best professional judgment to recommend actions which will provide favorable results for the Funds. The Local Manager shall not be liable to the Company or to any shareholder of the Company to any greater degree than VKAM.

     (e)  Compliance with Applicable Laws and Regulations.

     The Local Manager shall obtain and at all times maintain and comply with the terms of all relevant authorizations, licenses, consents, approvals and registrations and comply with all relevant laws and regulations, necessary for the purpose of performing any of its duties and obligations under this
Agreement.   The  Local  Manager shall inform  VKAM  as  soon  as
possible if at any time the Local Manager becomes unable to comply with the terms of or maintain any such authorizations, licenses, consents, approvals or registrations.

     (f)  Duration of Agreement

          (i)  This Agreement, unless terminated pursuant to paragraph
     (ii), (iii) or (iv) below, shall continue in effect for two years from the date hereof, and thereafter shall continue in effect from year to year, provided that its continued applicability is specifically approved at least annually by the Directors or by a vote of the holders of a majority of the outstanding shares of the appropriate Funds. In addition, such continuation shall be approved by vote of a majority of the Directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term "interested person" shall have the same meaning as set forth in the 1940 Act.

(ii) This Agreement may be terminated by sixty (60) days' written notice by either VKAM or the Local Manager to the other party, provided that VKAM's termination of this Agreement shall be approved by vote of a majority of the Directors who are not parties to this Agreement or interested persons of any such party. The Agreement may also be terminated at any time, without the payment of any penalty, with respect to one or more Funds (by vote of the Directors or, by the vote of a majority of the outstanding voting securities of such Fund(s)), on sixty (60) days' written notice to both VKAM and the Local Manager. This Agreement shall automatically terminate in the event of the termination of the investment advisory agreement between VKAM and the Company.
          (iii) This Agreement shall terminate in the event of its assignment. The term "assignment" for this purpose shall have the same meaning set forth in Section 2(a)(4) of the 1940 Act.

          (iv) This Agreement shall terminate forthwith by notice in writing on the happening of any of the following events:

               (1) If VKAM or the Local Manager shall go into liquidation (except a voluntary liquidation for the purpose of and followed
by   a  bona  fide  reconstruction  or  amalgamation  upon  terms previously approved in writing by the party not in liquidation) or if a receiver or receiver and manager of any of the assets of either of them is appointed; or

(2) If either of the parties hereto shall commit any breach of the provisions hereof and shall not have remedied such breach within 30 days after the service of notice by the party not in breach on the other requiring the same to be remedied.
          (v) Termination shall be without prejudice to the completion of any transactions which the Local Manager shall have committed to on behalf of the Funds prior to the time of termination. the Local Manager shall not effect and the Company shall not be entitled to instruct the Local Manager to effect any further transactions on behalf of the Funds subsequent to the time termination takes effect.

          (vi) On the termination of this Agreement and completion of all matters referred to in the foregoing paragraph (v) the Local
     Manager shall deliver or cause to be delivered to the Company copies of all documents, records and books of the Company required to be maintained pursuant to Rules 31 a-1 or 31 a-2 of the 1940 Act which are in the Local Manager's possession, power or control and which are valid and in force at the date of termination.

     (g)  Notices

     Any notice, request, instruction, or other document to be given under this Agreement by any party hereto to the other parties shall be in writing and delivered personally or sent by mail or telecopy (with a hard copy to follow):

     If to the Local Manager to:

          Morgan Stanley Investment Management Limited
          25 Cabot Square
          Canary Wharf, London
          United Kingdom, E14 4QA

     If to VKAM, to:

          Van Kampen Asset Management
          1 Parkview Plaza
          P.O. Box 5555
          Oakbrook Terrace, IL 60181

          Attention:  Secretary

or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice that is addressed and mailed in the manner herein provided shall be presumed to have been duly given to the party to which it is addressed, on the date three (3) days after mailing, and in the case of delivery by telecopy, on the date the hard copy is received.

     (h)  Choice of Law

     This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the United States and the State of New York, without regard to the conflicts of laws principles thereof.

     IN WITNESS WHEREOF, the Agreement has been executed as of the date first above given.



VAN KAMPEN ASSET MANAGEMENT      MORGAN STANLEY INVESTMENT
                                 MANAGEMENT LIMITED


By:  /s/ Ronald E. Robison___    By:  /s/ Michael Green
  Name:  Ronald E. Robison         Name:  Michael Green
  Title:  Managing Director        Title:  Director

                           Schedule A

Fund

Global Franchise Fund

Global Value Equity Fund


                     SUB-ADVISORY AGREEMENT

                             ANNEX 1



1.   Dealing and Counterparties

1.1 The Local Manager will act in good faith and with due diligence in its choice and use of counterparties. Unless directed by VKAM or a Fund to use a specific counterparty, the Local Manager undertakes to secure Best Execution (as defined in the FSA Rules) of all the Fund's transactions. In securing Best Execution, the Local Manager will take reasonable care to obtain the best available price in accordance with FSA Rules. Subject thereto, the Local Manager may deal on such markets or exchanges and with such counterparties (including any affiliate) as it thinks fit. All transactions will be effected in accordance with the rules and regulations of the relevant market or exchange, and the Local Manager may take all such steps as may be required or permitted by such rules and regulations and/or by appropriate market practice.

1.2 If any counterparty should fail to deliver any necessary documents or to complete any transaction, the Local Manager will take all reasonable steps on behalf of VKAM or the applicable Fund to rectify such failure or obtain compensation. VKAM shall procure that such Fund pay all reasonable costs and expenses properly incurred by the Local Manager.


1.3 The Local Manager may aggregate a Fund's orders with orders of other clients (whether or not connected with the Local Manager). VKAM is aware and has made the Funds aware that the aggregation of a Fund's orders with those of other clients may result in such Fund obtaining on some occasions a more favourable price and on others a less favourable price, than if such orders had not been aggregated.

2.   Material Interests

2.1 The Local Manager and any affiliate may, subject to the limitations of the U.S. Investment Company Act of 1940 (as amended), and to the overriding principles of suitability and Best Execution and without prior reference to VKAM or a Fund, effect transactions in which the Local Manager or affiliate has, directly or indirectly, a material interest or a relationship of any description with another party, which may involve a potential conflict with the Local
     Manager's duty to VKAM or the Funds. Neither the Local Manager nor any affiliate shall be liable to account to VKAM or a Fund for any profit, commission or remuneration made or received from or by reason of such transactions or any connected transactions nor will the Local Manager's fees, unless otherwise provided, be abated. For example, such potential conflicting interests or duties may arise because:

     (a)any of the Local Manager's or affiliate's directors or employees is a director of, holds or deals in securities of, or is otherwise interested in any company whose securities are held or dealt in on behalf of the Fund;

     (b)the  transaction is in the securities of  a  company  for
        which   an  affiliate  has  provided  corporate   finance
        advice, underwritten, managed or arranged an issue or offer for sale;

     (c)the Local Manager deals on behalf of a Fund with an affiliate;

     (e)the Local Manager may effect transactions involving placings and/or new issues with an Affiliate who may be acting as principal or receiving agent's commission. Affiliates may retain any agent's commission or discount or other benefit (including directors' fees) that accrues to them; or

     (f)the transaction is in units or shares of a collective investment scheme (regulated or unregulated) of which the Local Manager or any affiliate is the manager, operator, banker, adviser, custodian or director.

2.2 Nothing in this Agreement shall oblige the Local Manager or any affiliate to accept responsibilities more extensive than those set out in this Agreement or shall give rise to any fiduciary or equitable duties which would prevent or hinder any affiliate acting both as market-maker and broker, principal or agent, dealing with other affiliates and other clients and generally effecting transactions as provided above nor from retaining any remuneration received in respect thereof.

3.   Records and Reports

3.1  The  Local  Manager will keep accurate and detailed  records
     with   respect   to   all   receipts,  investments,   sales,
     disbursements and other transactions carried out by the Local Manager for VKAM or with a Fund.

3.2 All records held pursuant to this clause by the Local Manager shall be open to inspection by VKAM or the Funds and the Local Manager will provide VKAM and the Fund with such access as it itself has to records held by any relevant third party, in each case at reasonable times during business hours and upon the giving of reasonable notice by VKAM or a Fund.

3.3 The Local Manager shall, not later than 10 working days following the end of each calendar month, furnish to VKAM a statement showing all transactions that have occurred in the Funds and a monthly listing of all investments and cash balances held as of the end of such month.

3.4 The monthly statement will show the cost or amount realised (in the case of any relevant new purchase or sale) and, where available, the current value (where applicable) of each investment held in the Funds and any income arising on a Fund's account during the relevant calendar month, and will also include a statement showing the measure of the performance of the assets of the Fund. The basis of all valuations will be as stated in the first monthly statement, unless otherwise agreed.

3.5 The Local Manager will not provide VKAM with an individual trade confirmation of each portfolio transaction unless VKAM has specifically requested the Local Manager to do so.

4.   Force Majeure

     The Local Manager shall not be responsible or liable to VKAM or the Funds for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Local Manager shall use reasonable efforts which are consistent with accepted practices in the investment management industry to resume performance as soon as practicable under the circumstances.

5.   Complaints

     The Local Manager maintains procedures in accordance with FSA Rules for the effective consideration and handling of client complaints. Complaints will be considered promptly by the appropriate supervisory manager who is not personally involved in the subject matter of the complaint. Where appropriate, the complaint will be passed to the Compliance Officer.

6.   Confidentiality and Disclosure


    The Local Manager and VKAM undertake to keep private and confidential all information acquired in connection with this Agreement, and not to disclose such information to any person except to the extent that:

    (a)the other party gives prior consent; or

    (b)the Local Manager is required to disclose the information by the FSA, the Bank of England, the London Stock Exchange or any other recognised investment exchange, the City Panel on Takeovers and Mergers or any other regulatory authority having jurisdiction over the Local Manager or the performance by it of its obligations under this Agreement or by English Law; or

    (c)disclosure  to  a  counterparty to a transaction  effected
        for   a   Fund  is  required  as  a  condition  to   such
        transaction; or

    (d)disclosure is necessary to enable the Local Manager to perform its obligations under this Agreement.

7.   Data Protection

7.1 The Local Manager will, in connection with the Sub-Advisory Agreement, comply (where applicable) with the UK Data Protection Act 1998 and other applicable data protection laws and regulations (together, the "Data Protection Laws").

7.2 VKAM will comply (where applicable) with the Data Protection Laws and (where applicable) take all reasonable steps to ensure that it has obtained all necessary consents for the Local Manager to process any personal data for the purposes of the Agreement.



_______________________________
 For ease of reference, the words "Van Kampen," which begin the name of each Fund, have been omitted.